EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-54057, Registration Statement No. 333-02315, Registration Statement No. 333-28007, Registration Statement No. 333-34623, Registration Statement No. 333-34621, Registration Statement No. 333-92193, Registration Statement No. 333-113647, Registration Statement No. 333-131638, Registration Statement No. 333-133928, and Registration Statement No. 333-142853, each on Form S-8, of our report dated February 26, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Sotheby’s (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of the measurement date provision and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of Financial Accounting Standards Board Statement No. 87, 88, 106 and 132 (R),” effective January 1, 2008 and December 31, 2006, respectively, and Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109,” effective January 1, 2007), and our report dated February 26, 2009 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sotheby’s for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
         Deloitte & Touche LLP

New York, New York
February 26, 2009